UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue, Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On February 6, 2017, Perry Ellis International, Inc. (the “Company”) announced that David Rattner, age 48, will join the Company to serve as its Chief Financial Officer. Mr. Rattner is a certified public accountant who has more than 20 years’ experience in accounting, finance and financial reporting in the consumer products industry. Prior to joining the Company, he served since 1994 in various finance and accounting roles at Elizabeth Arden Inc., most recently as Vice President of Finance and Corporate Controller beginning in 2009 and also as Interim Chief Accounting Officer from 2013 to 2014.

The Company also announced that Anita Britt will be retiring as the Company’s Chief Financial Officer effective March 31, 2017. She will remain with the Company until such time to ensure a smooth transition.

Mr. Rattner will receive an annual base salary and other benefits consistent with the Company’s benefits for senior management, including eligibility to participate in the Company’s Management Incentive Compensation Plan and Long-Term Incentive Compensation Plan.

A copy of the press release issued by the Company on February 6, 2017 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Perry Ellis International, Inc. press release issued on February 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: February 6, 2017	By:	/s/ Cory Shade
Cory Shade
Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Perry Ellis International, Inc. press release issued on February 6, 2017.